Exhibit 99.1

Financial Contact:	James S. Gulmi (615) 367-8325
Media Contact:	Claire S. McCall (615) 367-8283
GENESCO REPORTS FOURTH QUARTER
AND YEAR END FISCAL 2009 RESULTS
—Company Reports Earnings of $1.05 Per Share
Before Discontinued Operations for the Fourth Quarter—
NASHVILLE, Tenn., March 5, 2009 — Genesco Inc. (NYSE:GCO) today reported earnings from continuing operations for the fourth quarter ended January 31, 2009, of $23.7 million, or $1.05 per diluted share, compared to earnings from continuing operations of $3.6 million, or $0.16 per diluted share, for the fourth quarter ended February 2, 2008. Fiscal 2009 fourth quarter earnings reflected charges of $0.01 per diluted share, including asset impairments, store closing costs and final expenses related to a terminated merger agreement, offset by a gain on a lease termination transaction and tax rate adjustments. Fiscal 2008 fourth quarter earnings included expenses related to then-pending merger related litigation, asset impairments, store closing costs and tax rate adjustments totaling $0.85 per diluted share.   Adjusted for the listed items in both periods, earnings from continuing operations were $23.9 million, or $1.06 per diluted share, for the fourth quarter of Fiscal 2009, compared to $26.4 million, or $1.01 per diluted share, in the fourth quarter of Fiscal 2008.  Because of the magnitude of the merger-related expenses in the previous year’s results and for consistency with Fiscal 2009’s previously announced results and earnings expectations, which did not reflect the listed items, the Company believes that disclosure of earnings from continuing operations adjusted for these items will be useful to investors.  A reconciliation of the adjusted financial measures to their corresponding measures as reported pursuant to U.S. Generally Accepted Accounting Principles is included in Schedule B to this press release.
Net sales for the fourth quarter of Fiscal 2009 declined 3.3% to $452 million from $467 million in the fourth quarter of Fiscal 2008. Comparable store sales in the fourth quarter of Fiscal 2009 declined by 5%. The Journeys Group’s comparable store sales for the quarter declined by 2%, the Hat World Group’s by 4%, Underground Station’s by 12%, and Johnston & Murphy Retail’s by 17%.

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     Robert J. Dennis, president and chief executive officer of Genesco, said, “Our retail sales in the fourth quarter were characterized by wide swings from week to week. After a generally lackluster trend for most of the period between Thanksgiving and Christmas, we enjoyed solid increases in comparable store sales for the weeks on either side of Christmas. A marked softening in sales in early January caused us to fall short of the sales expectations we announced at mid-month.
     “Although sales rebounded strongly in the month of February, when our combined retail operations posted a comparable sales increase of 7%, we are not convinced that the choppiness in sales that we experienced throughout the fourth quarter is behind us. We remain cautious in our outlook on the economy and are running our business accordingly, with inventory quality and cash generation as primary emphases.
     “We believe that our focus on inventory management in the fourth quarter has positioned us to do as well as consumer demand will allow as we look toward the spring season. We ended the year with inventory levels only 2% above the previous year-end, and retail inventories per square foot down 7%. Our inventories are fresh, and we believe we have the capacity to move with the market in the coming months.
     “We are also pleased with our cash flow for Fiscal 2009, which we ended with only $32 million in bank borrowings compared to $69 million at the end of the previous year. We intend to continue to focus on cash generation while the economic climate remains uncertain.”
Fiscal 2009 Results
     The Company reported earnings from continuing operations of $158.1 million, or $6.72 per diluted share, for the fiscal year ended January 31, 2009, compared to $8.5 million, or $0.36 per diluted share, for the previous year. Fiscal 2009 earnings included a gain of $4.91 per diluted share from the settlement of merger-related litigation with The Finish Line offset by merger-related expenses, asset impairments, store closing costs and other items listed on Schedule B to this press release. Fiscal 2008 earnings included charges for merger-related expenses, asset impairments, store closing costs, and other listed items totaling $1.48 per diluted share. Adjusted for the listed items in both years, earnings from continuing operations were $40.8 million, or $1.81 per diluted

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share, for Fiscal 2009, compared to $42.6 million, or $1.84 per diluted share, for Fiscal 2008.  Because of the magnitude of the merger-related expenses in the previous year’s results and for consistency with Fiscal 2009’s previously announced results and earnings expectations, which did not reflect the listed items, the Company believes that disclosure of earnings from continuing operations adjusted for these items will be useful to investors.  A reconciliation of the adjusted financial measures to their corresponding measures as reported pursuant to U.S. Generally Accepted Accounting Principles is included in Schedule B to this release.
Outlook
     Dennis also discussed the Company’s outlook for Fiscal 2010. “The continuing economic uncertainty is causing us to provide a wider than normal range of sales and earnings expectations for Fiscal 2010. Our baseline scenario expects a weak first half with some signs of recovery beginning in the second half of the year, with comparable sales for the Company’s retail operations down about 3% in each of the first two quarters, flat in the third quarter, and up 2% in the fourth quarter, with the fourth quarter comparison made easier by the weakness of the two previous years’ fourth quarters. Comparable store sales would be down 1% for the full year in this scenario. On these comparable sales assumptions, we would expect to generate earnings per share from continuing operations, subject to the adjustments detailed in Schedule C included with this announcement, in the range of $1.70 to $1.80 per share for the year.
     “A more pessimistic scenario, premised on little or no improvement in the economy during the current year, assumes comparable store sales down about 4% in each of the first two quarters, and down 3% in each of the third and fourth quarters. For the full year, comparable store sales would be down 3%. This scenario also assumes a more aggressive markdown strategy to keep inventories clean on the lower sales volume. In this scenario, we would expect to generate earnings from continuing operations, subject to the adjustments listed in Schedule C, in the range of $1.20 to $1.30 per diluted share.
     “In either case, we expect sufficient liquidity. Under the baseline plan, we would expect to end the year with no bank revolving credit facility borrowings, while even in the more pessimistic scenario, we would expect to end the year with lower borrowings than at the end of Fiscal 2009.

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     “However external conditions develop, we intend to manage our businesses with a focus on maintaining maximum flexibility to respond to the market, generating strong cash flows, and capitalizing on the opportunities to strengthen our competitive position for the recovery.”
Cautionary Note Concerning Forward-Looking Statements
     This release contains forward-looking statements, including those regarding the performance outlook for the Company and its individual businesses, and all other statements not addressing solely historical facts or present conditions. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to estimates reflected in forward-looking statements, continuing weakness in the consumer economy, inability of customers to obtain credit, fashion trends that affect the sales or product margins of the Company’s retail product offerings, changes in buying patterns by significant wholesale customers, bankruptcies or deterioration in financial condition of significant wholesale customers, disruptions in product supply or distribution, unfavorable trends in fuel costs, foreign exchange rates, foreign labor and materials costs, and other factors affecting the cost of products, competition in the Company’s markets and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could affect the Company’s prospects and cause differences from expectations include the ability to build, open, staff and support additional retail stores on schedule and at acceptable expense levels and to renew leases in existing stores and to conduct required remodeling or refurbishment on schedule and at acceptable expense levels, deterioration in the performance of individual businesses or of the Company’s market value relative to its book value, resulting in impairments of fixed assets or intangible assets or other adverse financial consequences, unexpected changes to the market for our shares, variations from expected pension-related charges caused by conditions in the financial markets, and the outcome of litigation, investigations and environmental matters involving the Company. Additional factors are cited in the “Risk Factors,” “Legal Proceedings” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of, and elsewhere, in our SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via our

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website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco’s ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements.
Conference Call
     The Company’s live conference call on March 5, 2009, at 7:30 a.m. (Central time) may be accessed through the Company’s internet website, www.genesco.com. To listen live, please go to the website at least 15 minutes early to register, download and install any necessary software.
About Genesco Inc.
     Genesco Inc., a Nashville-based specialty retailer, sells footwear, headwear and accessories in more than 2,225 retail stores in the United States and Canada, principally under the names Journeys, Journeys Kidz, Shi by Journeys, Johnston & Murphy, Underground Station, Hatworld, Lids, Hat Shack, Hat Zone, Head Quarters and Cap Connection, and on internet websites www.journeys.com, www.journeyskidz.com, www.shibyjourneys.com, www.undergroundstation.com, www.johnstonmurphy.com, www.dockersshoes.com, and www.lids.com. The Company also sells footwear at wholesale under its Johnston & Murphy brand and under the licensed Dockers brand. Additional information on Genesco and its operating divisions may be accessed at its website www.genesco.com.

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GENESCO INC.
Consolidated Earnings Summary

	Fourth Quarter		Fiscal Year Ended
In Thousands	2009	2008	2009	2008

Net sales	$451,722	$466,995	$1,551,562	$1,502,119
Cost of sales	232,373	239,294	771,580	750,904
Selling and administrative expenses	180,534	197,026	713,365	696,352
Restructuring and other, net	(282)	2,893	(196,575)	9,702

Earnings from operations	39,097	27,782	263,192	45,161
Interest expense, net	2,613	3,520	9,410	12,426

Earnings before income taxes from continuing operations	36,484	24,262	253,782	32,735
Income tax expense	12,811	20,647	95,683	24,247

Earnings from continuing operations	23,673	3,615	158,099	8,488
Provision for discontinued operations, net	16	(368)	(5,463)	(1,603)

Net Earnings	$23,689	$3,247	$152,636	$6,885

Earnings Per Share Information

	Fourth Quarter		Fiscal Year Ended
In Thousands (except per share amounts)	2009	2008	2009	2008

Preferred dividend requirements	$50	$50	$198	$217

Average common shares — Basic EPS	18,737	22,502	19,235	22,441

Basic earnings per share:
Before discontinued operations	$1.26	$0.16	$8.21	$0.37
Net earnings	$1.26	$0.14	$7.93	$0.30

Average common and common equivalent shares — Diluted EPS	23,223	26,830	23,911	22,984

Diluted earnings per share:
Before discontinued operations	$1.05	$0.16	$6.72	$0.36
Net earnings	$1.05	$0.14	$6.49	$0.29

GENESCO INC.
Consolidated Earnings Summary

	Fourth Quarter		Fiscal Year Ended
In Thousands	2009	2008	2009	2008

Sales:
Journeys Group	$229,541	$226,767	$760,008	$713,366
Underground Station Group	34,035	42,880	110,902	124,002
Hat World Group	122,409	121,794	405,446	378,913
Johnston & Murphy Group	45,593	54,133	177,963	192,487
Licensed Brands	20,019	21,349	96,561	92,706
Corporate and Other	125	72	682	645

Net Sales	$451,722	$466,995	$1,551,562	$1,502,119

Operating Income (Loss):
Journeys Group	$24,463	$23,961	$49,050	$51,097
Underground Station Group	593	2,281	(5,660)	(7,710)
Hat World Group	14,770	17,278	36,670	31,987
Johnston & Murphy Group	1,867	7,348	10,069	19,807
Licensed Brands	2,387	1,783	11,925	10,976
Corporate and Other*	(4,983)	(24,869)	161,138	(60,996)

Earnings from operations	39,097	27,782	263,192	45,161
Interest, net	2,613	3,520	9,410	12,426

Earnings before income taxes from continuing operations	36,484	24,262	253,782	32,735

Income tax expense	12,811	20,647	95,683	24,247

Earnings from continuing operations	23,673	3,615	158,099	8,488

Provision for discontinued operations	16	(368)	(5,463)	(1,603)

Net Earnings	$23,689	$3,247	$152,636	$6,885

*	Includes a $0.3 million credit in the fourth quarter of Fiscal 2009 which includes a $3.8 million gain on a lease termination offset by $3.1 million in asset impairments and $0.4 million for lease terminations. Includes a $196.6 million credit in Fiscal 2009 of which $204.1 million were proceeds as a result of the settlement of merger-related litigation with The Finish Line and its investment bankers and a $3.8 million gain from a lease termination offset by $8.6 million in asset impairments, $1.6 million in lease terminations and $1.1 million for other legal matters. In the fourth quarter and year of Fiscal 2009, there is also an additional $0.1 million and $0.2 million, respectively, of charges related to lease terminations that are included in cost of sales on the consolidated earnings summary. The fourth quarter and Fiscal 2009 also included $0.2 million and $8.0 million, respectively, of merger-related expenses.

Includes $2.9 million and $9.7 million of other charges in the fourth quarter and year of Fiscal 2008, respectively, which includes $1.9 million and $8.7 million, respectively, in asset impairments and $1.2 million and $1.5 million, respectively, for lease terminations offset by $0.2 million and $0.5 million, respectively, in excise tax refunds and an antitrust settlement. There is also an additional $0.9 million of charges related to lease terminations that are included in cost of sales on the consolidated earnings summary for the fourth quarter and year of Fiscal 2008. The fourth quarter and year of Fiscal 2008 also included $16.0 million and $27.6 million, respectively, of merger-related expenses.

GENESCO INC.
Consolidated Balance Sheet

	January 31,	February 2,
In Thousands	2009	2008

Assets
Cash and cash equivalents	$17,672	$17,703
Accounts receivable	23,744	24,275
Inventories	306,078	300,548
Other current assets	53,358	41,140

Total current assets	400,852	383,666

Property and equipment	239,681	247,241
Other non-current assets	177,494	173,649

Total Assets	$818,027	$804,556

Liabilities and Shareholders’ Equity
Accounts payable	$73,143	$75,302
Current portion — long-term debt	—	—
Other current liabilities	65,839	70,272

Total current liabilities	138,982	145,574

Long-term debt	118,520	155,220
Other long-term liabilities	113,591	82,347
Shareholders’ equity	446,934	421,415

Total Liabilities and Shareholders’ Equity	$818,027	$804,556

GENESCO INC.
Retail Units Operated — Twelve Months Ended January 31, 2009

	Balance			Balance			Balance
	02/03/07	Open	Close	02/02/08	Open	Close	01/31/09

Journeys Group	853	118	4	967	50	5	1,012
Journeys	768	41	4	805	16	5	816
Journeys Kidz	73	42	0	115	26	0	141
Shi by Journeys	12	35	0	47	8	0	55
Underground Station Group	223	2	33	192	0	12	180
Hat World Group	785	98	21	862	43	20	885
Johnston & Murphy Group	148	11	5	154	9	6	157
Shops	109	8	4	113	6	5	114
Factory Outlets	39	3	1	41	3	1	43

Total Retail Units	2,009	229	63	2,175	102	43	2,234

Retail Units Operated — Three Months Ended January 31, 2009

	Balance			Balance
	11/01/08	Open	Close	01/31/09

Journeys Group	1,008	7	3	1,012
Journeys	818	1	3	816
Journeys Kidz	137	4	0	141
Shi by Journeys	53	2	0	55
Underground Station Group	184	0	4	180
Hat World Group	879	13	7	885
Johnston & Murphy Group	157	3	3	157
Shops	114	2	2	114
Factory Outlets	43	1	1	43

Total Retail Units	2,228	23	17	2,234

Constant Store Sales

	Three Months Ended		Twelve Months Ended
	January 31,	February 2,	January 31,	February 2,
	2009	2008	2009	2008

Journeys Group	-2%	-7%	1%	-4%
Underground Station Group	-12%	-5%	0%	-16%
Hat World Group	-4%	-4%	2%	-2%
Johnston & Murphy Group	-17%	-1%	-10%	2%
Shops	-18%	-1%	-10%	2%
Factory Outlets	-17%	-2%	-9%	2%

Total Constant Store Sales	-5%	-5%	0%	-4%

Schedule B
Genesco Inc.
Adjustments to Reported Earnings from Continuing Operations
Three Months Ended January 31, 2009 and February 2, 2008

	3 mos	Impact	3 mos	Impact
In Thousands (except per share amounts)	Jan 31,2009	on EPS	Feb 2, 2008	on EPS

Earnings from continuing operations, as reported	$23,673	$1.05	$3,615	$0.16

Adjustments: (1)
Merger-related expenses	132	0.01	9,596	0.36
Impairment & lease termination charges	2,254	0.10	2,401	0.09
Gain on lease termination	(1,295)	(0.06)	—	—
Other legal matters	(13)	—	(151)	(0.01)
(Higher)/lower effective tax rate	(825)	(0.04)	10,967	0.41

Adjusted earnings from continuing operations (2)	$23,926	$1.06	$26,428	$1.01

(1)	All adjustments are net of tax. The tax rate for the fourth quarter of Fiscal 2009 before the impact of the settlement of merger-related litigation and deductibility of prior year merger-related expenses and other listed items above is 37.4%. The tax rate for the fourth quarter of Fiscal 2008 is 39.9%.

(2)	Reflects 23.2 million share count for Fiscal 2009 which includes convertible shares and common stock equivalents.
The Company believes that disclosure of earnings and earnings per share from continuing operations on a pro forma basis adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, in light of the impact of changes in effective tax rates and other items not reflected in those expectations.

Schedule B
Genesco Inc.
Adjustments to Reported Earnings from Continuing Operations
Twelve Months Ended January 31, 2009 and February 2, 2008

	12 mos	Impact	12 mos	Impact
In Thousands (except per share amounts)	Jan 31,2009	on EPS	Feb 2, 2008	on EPS

Earnings from continuing operations, as reported	$158,099	$6.72	$8,488	$0.36

Adjustments: (1)
Settlement of merger-related litigation	(124,159)	(5.19)	—	—
Merger-related expenses	4,884	0.20	16,577	0.72
Impairment & lease termination charges	6,305	0.26	6,667	0.29
Gain on lease termination	(1,258)	(0.05)	—	—
Other legal matters	645	0.03	(307)	(0.02)
Interest on settlement income	(419)	(0.02)	—	—
(Higher)/lower effective tax rate	(3,279)	(0.14)	11,186	0.49

Adjusted earnings from continuing operations (2)	$40,818	$1.81	$42,611	$1.84

(1)	All adjustments are net of tax. The tax rate for Fiscal 2009 before the impact of the settlement of merger-related litigation and deductibility of prior year merger-related expenses and other listed items above is 39.2%. The tax rate for Fiscal 2008 is 39.9%.

(2)	Reflects 23.9 million share count for Fiscal 2009 which includes convertible shares and common stock equivalents.
The Company believes that disclosure of earnings and earnings per share from continuing operations on a pro forma basis adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, in light of the impact of changes in effective tax rates and other items not reflected in those expectations.

Schedule C
Genesco Inc.
Adjustments to Forecasted Earnings from Continuing Operations
Fiscal Year Ending January 30, 2010

Baseline Scenario	High Guidance		Low Guidance
In Thousands (except per share amounts)	Fiscal 2010		Fiscal 2010

Forecasted earnings from continuing operations (1)	$33,553	$1.54	$31,258	$1.44

Adjustments: (2)
Impairment and lease termination charges	6,028	0.26	6,028	0.26

Adjusted forecasted earnings from continuing operations	$39,581	$1.80	$37,286	$1.70

(1)	Excludes impact of APB 14-1.

(2)	All adjustments are net of tax. The planned tax rate for Fiscal 2010 for the baseline scenario is 40.5%.
This reconciliation reflects estimates and current expectations of future results. Actual results may vary materially from these expectations and estimates, for reasons including those included in the discussion of forward-looking statements elsewhere in this release. The Company disclaims any obligation to update such expectations and estimates.

Schedule C
Genesco Inc.
Adjustments to Forecasted Earnings from Continuing Operations
Fiscal Year Ending January 30, 2010

Low Scenario	High Guidance		Low Guidance
In Thousands (except per share amounts)	Fiscal 2010		Fiscal 2010

Forecasted earnings from continuing operations (1)	$22,082	$1.04	$19,666	$0.94

Adjustments: (2)
Impairment and lease termination charges	5,950	0.26	5,950	0.26

Adjusted forecasted earnings from continuing operations	$28,032	$1.30	$25,616	$1.20

(1)	Excludes impact of APB 14-1.

(2)	All adjustments are net of tax. The planned tax rate for Fiscal 2010 for the low scenario is 41.3%.
This reconciliation reflects estimates and current expectations of future results. Actual results may vary materially from these expectations and estimates, for reasons including those included in the discussion of forward-looking statements elsewhere in this release. The Company disclaims any obligation to update such expectations and estimates.